Exhibit 10.40

STOCKHOLDERS VOTING AGREEMENT

THIS STOCKHOLDERS VOTING AGREEMENT (this “Agreement”) is made as of December 23, 2002, by and among (i) Rackable Corporation, a Delaware Corporation (the “Company”), (ii) Rackable Systems, Inc., a Delaware corporation (“Rackable”), (iii) Rackable Investment LLC, a Delaware limited liability company (the “Investor Stockholder”), and the other persons who may become signatory hereto (the “Other Stockholders”). The Investor Stockholder, Rackable and the Other Stockholders are sometimes referred to herein collectively as the “Stockholders” and individually as a “Stockholder.” Capitalized terms used but not otherwise defined herein have the meanings given to such terms in Section 2 hereof.

WHEREAS, the Company and the Investor Stockholder have entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date hereof, pursuant to which the Company sold an aggregate of 20,000,000 shares of Series A Preferred Stock of the Company to the Investor Stockholder, par value $0.001 per share.

WHEREAS, the Company and Rackable have entered into that certain Asset Acquisition Agreement (the “Asset Acquisition Agreement”), dated as of the date hereof, pursuant to which the Company purchased substantially all of the assets of Rackable free and clear of all liens.

WHEREAS, the execution and delivery of this Agreement is a condition to closing to both the Asset Acquisition Agreement and the Securities Purchase Agreement.

WHEREAS, the Investor Stockholder and Rackable are all of the stockholders of the Company and, as such, they desire to enter into this Agreement for the purpose of establishing the composition of the Company’s Board of Directors.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Board of Directors.

(a) From and after the Closing and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of its voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in its capacity as a stockholder, director, member of the board or any committee thereof or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings and causing the nomination of the directors), as follows:

(i)	the authorized number of directors constituting the entire Board of Directors shall be initially established at four (4) directors and shall be increased to up to seven (7) directors as follows (provided that the Board shall have the authority to increase the board of directors in connection with future equity issuances of the Company).

(ii)	At least two directors shall consist of representatives designated by the Investor Stockholder, who shall initially be Brian Golson and Marc Rubin.

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(iii)	One director shall be the chief executive officer of the Company, who shall initially be Tom Barton.

(iv)	One director shall be designated by Rackable, who shall initially be Giovanni Coglitore.

(v)	To the extent the board of directors consists of six or less directors, one or two directors (as the case may be) who shall be designated by the Investor Stockholder (in consultation with the senior management of the Company); provided that at least one of such directors shall be an Independent Director (as defined below).

(vi)	To the extent the board of directors consists of seven directors, one director who shall be designated by Rackable (in consultation with the Investor Stockholder); provided that such director shall be an Independent Director.

(vii)	For purposes hereof, an “Independent Director” (i) shall have relevant industry experience, (ii) shall not be affiliated with or have a familial relationship with any other member of the Board, an officer or employee of the Company or any Stockholder of the Company, and (iii) shall not be or formerly have been an employee of or consultant to any other member of the Board, an officer or employee of the Company or a Stockholder of the Company.

(b) Removal of Director. Any director of the Company may be removed from the Board in the manner allowed by law and the Company’s certificate of incorporation and bylaws, but with respect to a director designated pursuant to Section 1(a) above, only upon a vote of the Stockholders entitled to designate such director. If at any time, the Stockholders entitled to designate a director pursuant to Section 1(b) shall notify the other Stockholders of their wish to remove at any time and for any reason (or no reason) such director designated by it, then each Stockholder so notified and entitled to vote shall vote all of its or his Shares so as to remove such director.

(c) Replacement of Director. If at any time a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of a director, then the Stockholders entitled to designate such director pursuant to Section 1(a) shall designate a director to fill such vacancy. Upon receipt of notice of the designation of a nominee pursuant to this Section 1(c), each Stockholder, as the case may be, shall, as soon as practicable after the date of such notice, take action, including the voting of its voting securities, to elect the director so designated to fill such vacancy.

2. Definitions. The following terms will have the following meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Board” means the board of directors of the Company.

“Founder” shall mean each of Giovanni Coglitore, Nikolai Gallo and Jack Randall.

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“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any underwritten sale of the Company’s common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following will not be considered a Public Offering: (i) any issuance of common stock as consideration for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to existing stockholders or to employees of the Company or its Subsidiaries on Form S-4 or S-8 (or a successor form adopted by the Securities and Exchange Commission) or otherwise.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the Investor Stockholder and/or its Affiliates) acquire (i) equity securities of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors, or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company’s equity securities, or sale or transfer of the Company’s consolidated assets).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes of this Agreement, if the context does not otherwise indicate in respect of which Person the term “Subsidiary” is used, the term “Subsidiary” will refer to any Subsidiary of the Company.

3. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4. Counterparts. This Agreement may be executed in multiple counterparts, none of which need contain the signature of more than one party hereto but each of which will be deemed an original and all of which taken together will constitute one and the same agreement.

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5. Amendment and Waiver. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the Company, the Investor Stockholder, the Founders and Rackable.

6. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Boston, Massachusetts time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications will be sent to the Company at the address set forth below and to any Stockholder or other holders of shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

To the Company:

Rackable Corporation

c/o Parthenon Capital

Parthenon Capital

200 State Street, 8th Floor,

Boston, Massachusetts 02109

Facsimile: (617) 478-7010

Attention: William C. Kessinger, Managing Director and Brian Golson, Principal

Copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago. IL 60601

Facsimile: (312) 861-2200

Attention: Jeffrey Seifman

7. Governing Law. The corporate law of the State of Delaware will govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than California.

8. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Except as otherwise expressly provided herein, reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive.

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9. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

10. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

11. Successors in Interest of the Stockholders. The provisions of this Agreement shall bind and inure to the benefit of the successors in interest of the Stockholders to any of the Stockholders’ shares now held or hereafter acquired. No Stockholder may transfer any of its shares subject to this Agreement, unless and until the person or persons to whom such security is to be transferred (the “Transferees”) shall have executed a written agreement, satisfactory in form and substance to the Company, pursuant to which the Transferees becomes a party to this Agreement and agrees to be bound by all provisions hereof as if is such person or persons were a Stockholder hereunder (such Transferees to exercise all rights of a Stockholder hereunder by at least majority consent among such Transferees).

12. Legend on Certificates. Each certificate representing any shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends as required by any applicable state securities laws and substantially in the following forms:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE VOTING AGREEMENT.

13. Termination. The provisions of this Agreement shall terminate upon the first to occur of (i) the consummation of a Public Offering, (ii) the consummation of a Sale of the Company, or (iii) such time as Rackable (and/or the Founders) cease to own, collectively, at least 50% of the voting securities of the Company held in the aggregate by such Persons as of the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Voting Agreement on the day and year first above written.

RACKABLE CORPORATION

By:	/s/ Tom Barton

Name:	Tom Barton
Title:	CEO

RACKABLE SYSTEMS, INC.

By:	/s/ Jack Randall

Name:	Jack Randall
Title:

RACKABLE INVESTMENT LLC

By:	/s/ William C. Kessinger

Name:	William C. Kessinger
Title:

Acknowledged by the Founders

/s/ Giovanni Coglitore
Giovanni Coglitore

/s/ Nikolai Gallo
Nikolai Gallo

/s/ Jack Randall
Jack Randall

COUNTERPART SIGNATURE PAGE TO THE

STOCKHOLDERS VOTING AGREEMENT

Stockholder Signature

Print Name:

Title:

Dated:

Address: